                                                                  Rule 424(b)(3)
                                                              File No. 333-20667
                                                       Republic Industries, Inc.




                        SUPPLEMENT NO. 1 DATED MARCH 7, 1997
                        TO PROSPECTUS DATED FEBRUARY 4, 1997




        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:




                                               Shares Beneficially          Shares to be Offered
                                                  Owned Prior to             for The Selling
Selling Stockholder                                The Offering             Stockholder's Account
-------------------                            -------------------          ---------------------

Tripperoo Nevada, Limited Partnership(1)..          1,140,121                     1,140,121
Tripperoo Nevada, Inc.(1).................             11,517                        11,517



----------------------

(1) Tripperoo Nevada, Limited Partnership and Tripperoo Nevada, Inc. are controlled by Norman Tripp. Mr. Tripp served as General Counsel and Secretary of Alamo-Rent-A-Car, Inc., and was a shareholder of Alamo Rent-a-Car, Inc., and affiliated entities prior to the Company's acquisitions of such companies. Mr. Tripp is Chairman of Tripp, Scott, Conklin & Smith, which has been the regular outside counsel to Alamo and affiliated entities.